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                                                                   Exhibit 10.96

                                 FIRST AMENDMENT
                                     TO THE
                              COMPUWARE CORPORATION
                        2002 DIRECTORS PHANTOM STOCK PLAN

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         WHEREAS, the Board of Directors of Compuware Corporation (the
"Company") adopted and maintains the Compuware Corporation 2002 Directors Phantom Stock Plan for the Company's non-employee directors (the "Plan");

         WHEREAS, pursuant to Section 1(d) of the Plan, the committee appointed by the Board of Directors to perform the functions and duties is the Compensation Committee (the "Committee");

         WHEREAS, pursuant to Section 13 of the Plan, the Board is authorized to amend the Plan;

         WHEREAS, on April 6, 2005 the Committee determined to recommend an increase in the value of the Phantom Shares awarded to the eligible non-employee directors on April 1 of each year during the term of the Plan in accordance with its charter; and

         WHEREAS, on May 5, 2005 the Board determined to adopt such recommendation and to amend the Plan in a manner consistent with the Committee's determination;

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended in the following respects:

     1. Paragraph 6(a) of the Plan is hereby amended effective April 1, 2005 to read as follows:


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         "(a) Automatic Grants. On each April 1 during the term of the Plan, beginning with April 1, 2005, each Participant serving on such date shall automatically receive an Award of the number of Phantom Shares equal to the Value of $35,000 evidenced by an agreement substantially in the form attached to this Plan as Exhibit A. On May 5, 2005, Participants serving on the Board of Directors on April 1, 2005 shall receive an Award of the number of Phantom Shares equal to the Value of $35,000 to supplement the Award issued under the Plan on April 1, 2005. Subject to Section 9, the Phantom Shares subject to each Award granted pursuant to this Section 6(a) hereunder shall vest on the date the holder of the Phantom Shares ceases to be a member of the Board of Directors (the "Service Termination Date") and shall be payable to the Participant on (i) the Service Termination Date or (ii) such other date(s) specified by the Participant pursuant to a deferral election properly made by the Participant in accordance with any compensation deferral policy of the Committee in effect at such time."

         IN WITNESS WHEREOF, the Company has caused this First Amendment to the Compuware Corporation 2002 Directors Phantom Stock Plan to be executed this 5th day of May, 2005.

                     By:              /s/
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                           Thomas M. Costello, Jr.

                     Its: Senior Vice President, General Counsel and Secretary
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